UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 2, 2008

Veraz Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33391	943409691
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

926 Rock Avenue, Suite 20, San Jose, California		95131
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-750-9400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2008, Giora Bitan notified the Board of Directors (the "Board") of Veraz Networks, Inc. (the "Company") of his resignation as a member of the Board and as a member of the Company’s Compensation Committee, effective June 2, 2008. Immediately prior to his resignation and as appreciation for Mr. Bitan’s service to the Company, Mr. Bitan received a cash payment of $10,000 and a grant of 10,000 Restricted Stock Units pursuant to the Company’s 2006 Equity Incentive Plan (the "2006 Plan"). The Restricted Stock Units were fully vested and exercisable at the time of grant.

At the Company’s 2008 Annual Meeting of Stockholders, all of the Company’s non-employee directors, including Mr. Bitan, were granted their annual stock option to purchase 20,000 shares of the Company’s Common Stock pursuant to the 2006 Plan (the "2008 Annual Option"). As of June 2, 2008, no shares underlying Mr. Bitan’s 2008 Annual Option had vested, and due to his resignation, all shares underlying Mr. Bitan’s 2008 Annual Option have expired.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veraz Networks, Inc.

June 4, 2008	By:	/s/ Eric C. Schlezinger

Name: Eric C. Schlezinger
Title: Assistant Secretary